December 6, 2019

State Street Bank and Trust Company

801 Pennsylvania Avenue

Kansas City, Missouri 64105

Attention: Vice President - Mutual Funds

Re:	RiverNorth DoubleLine Strategic Opportunity Fund, Inc. (the "Fund")

Ladies and Gentlemen;

Please be advised that the undersigned Fund has been incorporated and registered a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 20.5, the Additional Funds and Portfolios provision, of the Master Custodian Agreement dated as of March 3, 2014, as amended, modified, or supplemented from time to time (the "Agreement"), by and among each registered investment company party thereto, and State Street Bank and Trust Company ("State Street"), the undersigned Fund hereby requests that State Street act as Custodian for the Fund(s) under the terms of the Agreement. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 20.6 of the Agreement.

Attached hereto is a revised Appendix A to the Agreement marked to show the addition of the Fund. Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely

RIVERNORTH DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC.

By:	/s/ Jon Mohrhardt
Name:	Jon Mohrhardt
Title:	CFO / Treasurer

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President, Duly Authorized Effective Date:

Information Classification: Limited Access

APPENDIX A TO

MASTER CUSTODIAN AGREEMENT

RiverNorth Funds

RiverNorth Core Opportunity Fund

RiverNorth Core Opportunity Fund - Collateral l REFLOW

RiverNorth Core Opportunity Fund - Collateral FBO Goldman Sachs

RiverNorth/Oaktree High Income Fund - RiverNorth

RiverNorth/Oaktree High Income Fund -Oaktree

RiverNorth/Oaktree High Income Fund - Collateral

RiverNorth/Oaktree High Income Fund - Collateral FBO Goldman Sachs

RiverNorth /Oaktree High Income Fund - Collateral FBO REFLOW

RiverNorth /DoubleLine Strategic Income Fund - RiverN01i h

RiverNorth/DoubleLine Strategic Income Fund -Collateral FBO REFLOW

RiverNorth/DoubleLine Strategic Income Fund -Collateral FBO Goldman Sachs RiverN01th/DoubleLine Strategic Income Fund -DoubleLine 1

RiverNorth/DoubleLine Strategic Income Fund -DoubleLine 2

RiverNorth Opportunistic Municipal Income Fund, Inc.

RiverNorth Opportunistic Municipal Income Fund, Inc. -Collateral

RiverNorth Opportunistic Municipal Income Fund, Inc. -MacKay Shields

RiverNorth Opportunistic Municipal Income Fund, Inc. -MacKay Shields Collateral

RiverN01ih Opportunistic Municipal Income Fund, Inc. -MacKay Shields TOBs

RiverNorth Managed Duration Municipal Income Fund, Inc.

RiverNorth Managed Duration Municipal Income Fund, Inc. - RN Collateral

RiverNorth Managed Duration Municipal Income Fund, Inc. - MacKay

RiverNorth Managed Duration Municipal Income Fund, Inc. - MacKay Collateral

RiverNorth Managed Duration Municipal Income Fund - Mackay TOB

RiverNorth DoubleLine Strategic Opportunity Fund, Inc.

Information Classification: Limited Access